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                             EXHIBIT 11
                CITIZENS CORPORATION AND SUBSIDIARIES
        STATEMENT RE COMPUTATION OF PER COMMON SHARE EARNINGS
          For the Periods Ended September 30, 1996 and 1995


(In millions, except per common share data)
                                                                       Quarter Ended          Nine Months Ended
                                                                       September 30,          September 30,
                                                                         1996       1995        1996       1995
Primary Net Income Per Common Share
     Net income . . . . . . . . . . . . . . . . . . . . . . . . . . .$     27.1 $     20.9  $     61.7 $     56.5
  Preferred dividend . . . . . . . . . . . . . . . . . . . . . . . .         -          -           -         2.0
     Net income available to common shareholders . . . . . . . . . . $     27.1 $     20.9  $     61.7 $     54.5


     Net income per share available to common shareholders . . . . . $     0.77 $     0.58  $     1.74 $     1.51



Average shares outstanding. . . . . . . . . . . . . . . . . . . . . .      35.3       36.1        35.5       36.1

          Net shares to be issued upon exercise of dilutive
             stock options after applying the treasury stock method          -          -           -          -

Adjusted shares outstanding . . . . . . . . . . . . . . . . . . . . .      35.3       36.1        35.5       36.1



Fully Diluted Net Income Per Common Share
     Net income . . . . . . . . . . . . . . . . . . . . . . . . . . .$     27.1 $     20.9  $     61.7 $     56.5
  Preferred dividend . . . . . . . . . . . . . . . . . . . . . . . .         -          -           -         2.0
     Net income available to common shareholders . . . . . . . . . . $     27.1 $     20.9  $     61.7 $     54.5


     Net income per share available to common shareholders . . . . . $     0.77 $     0.58  $     1.74 $     1.51



Average shares outstanding. . . . . . . . . . . . . . . . . . . . . .      35.3       36.1        35.5       36.1

          Net shares to be issued upon exercise of dilutive
             stock options after applying the treasury stock method          -          -           -          -

Adjusted shares outstanding . . . . . . . . . . . . . . . . . . . . .      35.3       36.1        35.5       36.1

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